UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 15, 2011

JIANGBO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

001-34763	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

25 Haihe Road, Laiyang Economic Development
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200

Address of principal executive offices and zip code)

(0086) 535-7282997
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2011, Jiangbo Pharmaceuticals, Inc. (the “Company”) received notification from Ms. Elsa Sung that effective March 31, 2011, she resigns from her position as the Chief Financial Officer of the Company due to family reasons. There were no disagreements between Ms. Sung and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in her resignation.  Following her resignation as the Chief Financial Officer, Ms. Sung will serve as a consultant to the Company on a part time basis.

A copy of Ms. Sung’s resignation letter, dated March 15, 2011, is included in this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Resignation Letter from Ms. Elsa Sung, dated as of March 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC. By: /s/ Jin Linxian Name: Jin Linxian Title: Chief Executive Officer

Dated: March 18, 2011